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                                   EXHIBIT 21

                           Matrix Capital Corporation

                         Subsidiaries of the Registrant


1.  Matrix Financial Services Corporation - Incorporated in Arizona

2.  United Financial, Inc. - Incorporated in Colorado

3. Matrix Capital Bank - Organized pursuant to a Federal savings and loan charter

4.  United Special Services, Inc. - Incorporated in Colorado

5.  United Capital Markets, Inc. - Incorporated in Colorado

6.  The Vintage Group Inc. - Incorporated in Texas

7.  Vintage Delaware Holdings, Inc. - Incorporated in Delaware

8.  Sterling Trust Company - Incorporated in Texas

9.  First Matrix Investment Services Corp. - Incorporated in Texas

10. Matrix Funding Corp. - Incorporated in Colorado

11. Matrix Advisory Services Corporation - Incorporated in Colorado

12. Equi-Mor Holdings, Inc. - Incorporated in Nevada

13. Matrix Aviation Corporation - Incorporated in Colorado

14. MCNP-1 Corp. - Incorporated in New Mexico

15. Leader Acquisition Corp. - Incorporated in Delaware

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